Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the heading "Experts" in the Registration Statement (Form S-3 No. 333-45139) and related Prospectus of Applied Cellular Technology, Inc. for the registration of 1,421,566 shares of its common stock and to the incorporation by reference therein of our report dated September 29, 1997, with respect to the financial statements of Alacrity Systems, Inc. included in its Current Report on Form 8-K dated November 12, 1997, filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP


Hackensack, New Jersey
February 23, 1998